FIRST SAVINGS FINANCIAL GROUP, INC. ANNOUNCES DATE OF ANNUAL MEETING

Clarksville, Indiana—November 21, 2013. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) today announced that its annual meeting of stockholders will be held on Tuesday, February 11, 2014.

First Savings Financial Group, Inc. is the holding company for First Savings Bank, F.S.B. First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Floyds Knobs, Georgetown, Corydon, Lanesville, Elizabeth, English, Leavenworth, Marengo and Salem. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank’s website at www.fsbbank.net.

Contact

John P. Lawson, Jr.

Chief Operating Officer

812-283-0724